EMPLOYMENT AGREEMENT

          THIS AGREEMENT is made as of the 13th day of April, 1995 by and between United Counties Bancorporation, a New Jersey corporation ("UCB"), United Counties Trust Company (the "Bank") (jointly hereinafter referred to as the "Company") and Nicholas A. Frungillo, Jr. (hereinafter referred to as the "Executive").

                                 BACKGROUND

          WHEREAS, the Executive has been employed by the Bank for many years and has attained the salary and position grade 09 or above; and

          WHEREAS, the Executive, throughout his tenure, has worked diligently in his position for the business of the Bank and UCB; and

          WHEREAS, the Boards of Directors of the Bank and UCB each are of the opinion that the future services of the Executive are of substantial value to the Bank and UCB and that it is important for the growth and development of the Bank and UCB that the Executive continue in his position; and

          WHEREAS, if the Company should receive any proposal from a third party concerning a possible business combination with, or acquisition of the equity securities of, the Company, the Boards of Directors of the Company (the "Board") believe it is imperative that the Company and the Boards be able to rely upon the Executive to continue in his position, and that the Boards be able to receive and rely upon the advice of the Executive, if requested, as to the best interests of the Company and its shareholders, without concern that the Executive may be distracted by personal uncertainties or risks created by such a proposal; and

          WHEREAS, to achieve such a goal, and to retain the services of the Executive prior to any such activity, the Boards of Directors and the Executive have agreed to enter into this Employment Agreement, NOW, THEREFORE BE IT,

          RESOLVED THAT, to assure the Company that it will retain the continued dedication of the Executive as well as the availability of the advice and counsel of the Executive notwithstanding the possibility or occurrence of a Change in Control of the Company, and to induce the Executive to remain in the employ of the Company, and for other good and valuable consideration, the Company and the Executive, each intending to be legally bound hereby, agree as follows:

                                 ARTICLE I.
                       TERM OF EMPLOYMENT AND DUTIES
                       -----------------------------

          1.1 Agreement. The Company hereby employs the Executive and the Executive hereby accepts said employment and agrees to render such services to the Company on the terms and conditions set forth in this Agreement.

          1.2. Term. The term of employment under this Agreement (hereinafter the "term") shall commence on April 13, 1995, and shall terminate on the date specified on Schedule 1, annexed hereto and incorporated herein by reference, unless the term is curtailed as hereafter provided or this Agreement is sooner terminated in accordance with the terms and conditions hereinafter set forth. Prior to a Change in Control of the Company (as hereafter defined) but not thereafter, the Company may curtail the term of employment of the Executive under this Agreement to a date one year from the date of such notice by written notice to the Executive as authorized by the Board of Directors of UCB. If such notice is given to the Executive, the employment of the Executive and the term of this Agreement shall continue for a one year period, but then shall cease unless the notice shall specify expressly that the employment of the Executive may continue thereafter without a contract, subject to the approval of both the Company and the Executive. If a notice is given to curtail the term of this Agreement before the time of a Change in Control as defined in section 4.5(b) hereof, it shall continue to be valid even if a Change in Control occurs thereafter.

          1.3 Position. During the term of this Agreement, the Executive shall be employed in a salary and position grade 09 or above with UCB and the Bank as specified on Schedule 1, attached hereto and incorporated herein by reference, or comparable positions, or the same positions with such other corporate or divisional centers as shall succeed to the business, assets and. properties of the Company. The Executive shall devote his full time and attention to the business of the Company, and shall not during the term be engaged in any other business activity. This paragraph shall not be construed as preventing the Executive from managing any investments of his or his family's which do not require significant service in the operation of such investments, nor as preventing his service on any other Board of Directors for which he served as of the date hereof or thereafter with the consent of one of the following: the Board of Directors of the Bank or UCB, or the Executive Committee of the Bank, or the Chief Executive Officer of UCB; provided, however, that the Chief Executive Officer of UCB may not provide a consent for himself to serve on another Board of Directors.

                                ARTICLE II.
                          COMBINATION AND BENEFITS
                          ------------------------

          2.1 Base Compensation. During the term of this Agreement, the Company will compensate and pay the Executive for the services of the Executive during the term of the Agreement at a minimum base salary per year as set forth on Schedule 1, annexed hereto and incorporated herein by reference, with annual increases in amounts to be determined by the Management Review Committee of the Board of Directors of the Bank each year ("Base Salary"). In no event shall the Base Salary of the Executive under this Agreement in effect at any particular time be reduced without the prior written consent of Executive, except that prior to a Change in Control of the Company (but not thereafter), the Base Salary may be reduced in any single year by up to ten percent (10%) of the prior year's Base Salary without the Executive's consent.

          2.2 Additional Incentive Compensation. During the term of this Agreement, the Executive shall also be entitled to participate in other executive incentive compensation arrangements, similar to the incentive compensation arrangements now in effect for executives in Grade 09 and higher of the Company pursuant to which executives are paid an annual bonus; provided, however, that prior to a Change in Control of the Company the participation of the Executive in such arrangements shall mean that the Executive is eligible for an incentive award but shall not obligate the Company to make any incentive award or pay any incentive compensation to Executive; provided further, however, that after a Change in Control of the Company, the Executive must be paid an annual bonus that is at least as large as the highest bonus paid to the Executive in the three (3) years prior to a Change in Control.

          2.3 Retirement Plans. During the term of this Agreement, the Executive shall be entitled to participate in any plans of the Company relating to pension, profit sharing, benefit equalization, or other programs now in effect or that the Company may hereafter adopt for the benefit of its employees or executives.

          2.4 Medical, Disability and Life Insurance Plans. During the term of this Agreement, the Executive shall be entitled to participate in any medical coverage, hospitalization, medical reimbursement, disability, and life insurance plans now in effect or that the Company may hereafter adopt.

          2.5 Stock Award Plans. During the term of this Agreement, the Executive shall be entitled to participate in and receive the benefits of any stock option, restricted stock or similar stock based compensation plans covering executives of the Company which presently exist or may come into existence hereafter; provided, however, that the participation of the Executive in such plans shall mean that the Executive is eligible to receive benefits and awards but shall not obligate the Company to grant the Executive any benefits or awards.

          2.6 No Adverse Change. During the term of this Agreement, the Company may not change or terminate any plans set forth above under sections 2.2, 2.3, 2.4 and 2.5 which would adversely affect the rights or benefits of the Executive thereunder, unless such change occurs as a consequence of a change in law or regulation or, before the date of a Change in Control (as set forth herein) of the Company, such change or termination occurs pursuant to a termination or plan change applicable to all eligible executive officers of the Company. Following the date of a Change in Control of the Company, the Company My not change or terminate any plans set forth above under sections 2.2, 2.3, 2.4 and 2.5, which would adversely affect the Executive's rights or benefits thereunder unless such change is consented to by the Executive or occurs as a consequence of a change in law or regulation.

          2.7 Expense Reimbursement. During the term of this Agreement, the Company shall reimburse the Executive or otherwise provide for or pay for all reasonable expenses incurred by the Executive in furtherance or in connection with the business of the Company including but not limited to automobile and travel expenses, and all reasonable entertainment expenses (whether at the residence of the Executive or otherwise), subject to such reasonable limitations as may be established by the Board of Directors of the Company from time to time. If such expenses are paid by the Executive, the Company will reimburse the Executive therefor.

          2.8 Specific Fringe Benefits. The Executive presently has and during the term of this Agreement the Company shall continue to provide the Executive with the specific fringe benefits set forth on Schedule 1 attached hereto and incorporated herein by reference.

                                ARTICLE III.
                            DISABILITY OR DEATH
                            -------------------

          3.1 Termination for Disability. If the Executive shall become disabled or incapacitated to the extent that he is unable to perform his duties for a period of four (4) consecutive months in any twelve (12) month period, the Company may terminate the Executive by written notice of termination provided to the Executive; provided that, if the Executive shall not agree with such determination to terminate him because of disability or incapacity, the question of the ability of the Executive shall be submitted to an impartial, reputable physician qualified in the field of the disability or incapacity, to be mutually selected by the parties hereto, and such determination by such physician on the question of disability or incapacity shall be final and binding. In the event of a valid termination for disability or incapacity other benefits for any period after the date of termination, except as follows: the Company will cause to be continued for the Executive, for the spouse of the Executive (to whom the Executive is married at the time of the disability or incapacity) and the qualifying dependents of the Executive (as defined in the health coverage program of the Company), the life insurance, disability coverage and health coverage substantially identical to the coverage maintained by the Company for the Executive, for the spouse of the Executive and such qualifying dependents prior to the date of termination. Such coverage shall continue for twenty-four (24) months after the date of the termination for disability, except that in the case of health coverage, such coverage shall continue for the Executive until such time as the Executive shall have attained age sixty-five (65); provided, however, that the health coverage shall be discontinued for the Executive, the spouse and any qualifying dependents if the Executive obtains other employment, which employment provides health coverage for such persons and shall be discontinued for the spouse if she remarries.

          3.2 Termination Due to Death. Employment of the Executive shall automatically terminate by reason of the death of the Executive and no notice of termination shall be required. In the event of a termination due to the death of the Executive, either before or after a Change in Control of the Company, the estate of the Executive and his heirs and beneficiaries shall have no right to compensation or other benefits under Article II hereof for any period after the date of death, except as follows:

               (a) The Company will cause to be continued health coverage, substantially identical to the coverage maintained by the Executive through the Company for the spouse and qualifying dependents (as defined in the health coverage program of the Company) of the Executive immediately prior to his death. This coverage will continue for a period of twenty-four (24) months after the date of death of the Executive, and

               (b) Before a Change in Control of the Company, the Company shall continue the Base Salary of the Executive for a period of six months following the death of the Executive. After a Change in Control of the Company, the Company shall continue the Base Salary of the Executive as in effect on the date of death for a period of one year and within four months after the date of death shall pay to the estate of the Executive a lump sum equal to the highest combination of base salary plus incentive compensation paid in any calendar year to the Executive by the Company pursuant to
Section 2.2 hereof after the date of this Agreement.

                                ARTICLE IV.
                                TERMINATION
                                -----------

          4.1  Termination For Cause.
          (a) The Company shall have the right, at any time upon prior written Notice of Termination (as herein defined), to terminate the employment of the Executive for Cause. For the purpose of this Agreement, "Cause" shall Mean termination for willful misconduct, breach of fiduciary duty involving personal benefit for the Executive, conviction of a felony, willful breach or willful neglect by the Executive of his duties as an Executive of the Company, or persistent negligence or misconduct in the performance of such duties. For purposes of this paragraph, no act or failure to act on the part of the Executive shall be considered "willful" unless done or omitted not in good faith and without reasonable belief that the action or omission was in the best interest of the Company. If the termination for Cause occurs after a Change in Control, Executive shall not be deemed to have been terminated for Cause hereunder unless and until there shall have been delivered to the Executive a copy of a certification by a majority of the non-officer members of the Board of Directors of the Bank finding that, in the good faith opinion of such majority, the Executive was guilty of conduct which was deemed to be Cause for termination and specifying the particulars thereof in detail, after reasonable notice to the Executive and an opportunity for the Executive, together with counsel to the Executive, to be heard before such majority.

          (b) In the event employment is validly terminated for Cause pursuant to section 4.1(a) hereof, the Executive shall have no right to further compensation or benefits hereunder for any period after the date of such termination.

          4.2  Termination Without Cause.
          (a) Right to Terminate. The Company shall have the right to terminate the employment of the Executive without Cause if the Company does so by prior written Notice of Termination which specifies that the Company agrees to pay the severance compensation and benefits herein set forth.

          (b) Severance Compensation and Benefits Prior to Change in Control. If prior to a Change in Control of the Company, the Company terminates the employment of the Executive other than for Cause (or due to the disability or death of the Executive), the Company shall pay to the Executive as severance pay within ten (10) business days following the date of termination a lump sum equal to one year of Base Salary as provided under Section 2.1 hereof, discounted to present value using a discount rate equal to the lesser of five percent (5%) or the rate of interest for the one year Treasury Bill (constant maturity) published in the week prior to the date of the Notice of Termination (the "Discount Rate"). The Executive shall be henceforth entitled to no further compensation or benefits hereunder after the effective date of such termination.

          (c) Severance Compensation and Benefits After Change in Control. If after a Change in Control of the Company, the Company terminates the employment of the Executive other than for Cause (or due to the Executive's disability or death), the Company shall pay to the Executive as severance pay within ten (10) business days following the date of termination a lump sum equal to the Base Salary the Executive would have received under
Section 2.1 and incentive compensation under Section 2.2 for the remainder of the term of this Agreement discounted to present value in accordance with Section 4.2(b) and Executive shall be entitled to no other compensation or benefits hereunder after the effective date of such termination (except as provided by Section 4.8, 4.9 or 5.2).

          For the purposes of computing severance compensation under this
Section 4.2(c) and Sections 4.3(c) and 4.4(c), the Executive shall be deemed to have received a Base Salary and incentive compensation for the remainder of the term equal to the highest Base Salary and incentive compensation which was paid during the term of this Agreement.

          4.3  Resignation for Good Reason.
          (a) Right to Resign for Good Reason. The Executive may terminate his employment hereunder for Good Reason. For purposes of this Agreement, "Good Reason" shall mean (A) a failure by the Company to comply with any material provision of this Agreement, which failure has not been cured within ten (10) business days after a notice of such noncompliance has been given by the Executive to the Company or, without the express written consent of the Executive, the assignment to the Executive of any material duties or responsibilities different from the duties or responsi-bilities of the Executive as of the date hereof; (B) following a Change in Control of the Company, the assignment to the Executive without the prior written consent of the Executive of any duties inconsistent with the position, duties, responsibilities and status of the Executive with the Company immediately prior to the Change in Control of the Company, or a change in the reporting responsibilities, title or office of the Executive as in effect immediately prior to a Change in Control of the Company, any removal of the Executive from, or any failure to re-elect the Executive to, any of the positions held by the Executive, a reduction by the Company in the Base Salary of the Executive as in effect immediately prior to a Change in Control or as the same may be increased from time to time, or any failure to pay the Executive the annual bonus as provided in Section 2.2, or the requirement that the Executive be relocated to an office which is more than the distance set forth on Schedule 1 from the facility to which the Executive was assigned immediately prior to the date of the Change in Control, or any change in or the failure of the Company to continue in effect any of the plans set forth herein and subject to modification as permitted herein, unless in any case expressly agreed to by the Executive in writing; or (C) any purported termination of the employment of the Executive which is not effected pursuant to the terms of this Agreement (and for purposes of this Agreement, no such purported termination shall be effective).

          (b) Severance Compensation and Benefits Prior to Change in Control. If prior to a Change in Control of the Company the Executive resigns for Good Reason, the Company shall pay to the Executive within ten
(10) business days of the effective date of the resignation of the Executive a lump sum amount equal to one week of Base Salary for every full year of employment of the Executive with the Company, and the Executive shall be henceforth entitled to no further compensation or benefits hereunder after the effective date of the resignation.

          (c) Severance Compensation and Benefits After a Change in Control. If the Executive resigns for Good Reason after a Change in Control of the Company, the Company shall pay to the Executive as severance pay within ten (10) business days of the effective day of the resignation of the Executive a lump sum equal to the Base Salary and incentive compensation the Executive would have received under Sections 2.1 and 2.2 for the remainder of the term of this Agreement discounted to present value in accordance with Section 4.2(b) and 4.2(c) and the Executive shall be entitled to no further compensation or benefits hereunder after the effec-tive date of such resignation (except as provided by Section 4.8, 4.9 or 5.2).

          4.4  Resignation Without Good Reason.
          (a) Right to Resign. The Executive may resign without Good Reason at any time upon four weeks prior notice.

          (b)  No Compensation or Benefits Prior to a Change in
Control. If the Executive resigns without Good Reason prior to a Change in Control of the Company the Executive shall be entitled to no further compensation or benefits hereunder after the effective date of such resignation.

          (c) Severance Compensation and Benefits After a Change in Control. If the Executive resigns without Good Reason after a Change in Control of the Company, the Company shall pay to the Executive as severance pay within ten (10) business days of the effective date of the resignation of the Executive a lump sum equal to seventy-five percent (75%) of the Base Salary and incentive compensation the Executive would have received under Sections 2.1 and 2.2 for the remainder of the term of this Agreement discounted to present value in accordance with Sections 4.2(b) and 4.2(c), and the Executive shall be entitled to no further compensation or benefits hereunder after the effective date of the resignation (except as provided by Sections 4.8, 4.9 or 5.2).

          4.5  Definition of Change in Control.
          (a) Definition. For purposes of this Agreement, a "Change in Control" of the Company shall mean the occurrence of any of the following events:

                    (i) The acquisition of the beneficial ownership of at least 25% of UCB's and/or the Bank's voting securities or all or substantially all of the assets of UCB and/or the Bank by a single person or entity or group of affiliated persons or entities.

                    (ii) The merger, consolidation or combination of either UCB or the Bank with an unaffiliated corporation in which the directors of UCB and/or Bank as applicable immediately prior to such merger, consolidation or combination constitute less than a majority of the board of directors of the surviving, new or combined entity.

                    (iii) The transfer of all or substantially all of UCB's and/or Bank's assets.

                    (iv) The election to the board of directors of UCB and/or Bank during any consecutive three year period of a group of individuals constituting a majority of the board who were not serving as directors of UCB and/or the Bank immediately prior to the consecutive three year period.

          (b) Time of Change in Control. For purposes of this Agreement, a Change in Control of the Company shall be deemed to occur on the earlier of:

                    (i) The first date on which a single person or entity or group of affiliated persons or entities acquire the beneficial ownership of 25% or more of UCB and/or the Bank's voting securities;

                    (ii) The date of election of such board members as to constitute a change in the majority of board members during any consecutive three year period; or

                    (iii) Ninety (90) days prior to the date UCB and/or the Bank enter into a definitive agreement to merge, consolidate, combine or sell the assets of UCB and/or the Bank; provided however, that for purposes of any resignation by the Executive under Sections 4.3 or 4.4, this clause 4.5(b)(iii) shall not be applicable and, further provided that if any definitive agreement to merge, consolidate, combine or sell assets is terminated without consummation of the acquisition, then no Change in Control shall have been deemed to have occurred.

          4.6 Notice. Any notice of termination of the employment of the Executive by the Company or by the Executive to the Company shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which shall (i) indicate the specific termination provision in this Agreement relied upon; (ii) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the employment of the Executive or from the Company under the provision so indicated; (iii) specify a date of termination, which shall be not less than thirty (30) nor more than ninety (90) days after such Notice of Termination is given, except in the case of termination of employment by the Company of the Executive for Cause pursuant to Section 4.1 hereof, in which case the Notice of Termination may specify a date of termination as of the date such Notice of Termination is given; and (iv) be given in the manner specified in Section 5.6 hereof.

          4.7 Mitigation. Executive shall not be required to mitigate the amount of any payment provided for in Article IV by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Article IV be reduced by any compensation or other amounts paid to or earned by Executive as the result of employment by another employer after the termination of employment or otherwise.

          4.8  Gross Up for Taxes.
          (a) Additional Payments. If, for any taxable year, Executive shall be liable for the payment of an excise tax wider Section 4999 or other substitute or similar or tax assessment (the "Excise Tax") of the Internal Revenue Code of 1986, as amended (the "Code"), including the corresponding provisions of any succeeding law, with respect to any payments under this Article IV or any payments and/or benefits under this Agreement or under any benefit plan of the Company applicable to Executive individually or generally to executives or employees of the Company, then, notwithstanding any other provisions of this Agreement, the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on such payments and benefits and any federal, state and local income tax and Excise Tax upon payments provided for in this Section 4.8, shall be equal to the payments due to the Executive hereunder and the payments and/or benefits due to the Executive under any benefit plan of the Company. Each Gross-Up Payment shall be made by domestic cashier's or treasurer's check, certified check or wire transfer, upon the later of (i) five (5) days after the date the Executive notifies the Company of its need to make such Gross-Up Payment, or (ii) not later than thirty (30) days prior to the date on which the tax return reflecting a liability for such Excise Tax is required to be filed with the Internal Revenue Service. The amount of any Gross-Up Payment under this section shall be computed by a nationally recognized certified public accounting firm designated jointly by the Company and the Executive. The cost of such services by the accounting firm shall be paid by the Company.

          (b) IRS Disputed Claims. The Executive shall notify the Company in writing of any claim by the Internal Revenue Service ("IRS") that, if successful, would require the payment by the Company of a Gross-Up Payment in addition to that payment previously paid by the Company pursuant to this section. Such notification shall be given as soon as practicable but no later than fifteen (15) business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim, the date on which such claim is requested to be paid, and attach a copy of the IRS notice. The Executive shall not pay such claim prior to the expiration of the thirty (30) day period following the date on which the Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

               (i) Give the Company any information reasonably requested by the Company relating to such claim;

               (ii) Take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation. with respect to such claim by an attorney reasonably selected by the Company;

               (iii) Cooperate with the Company in good faith in order effectively to contest such claim; and

               (iv) Permit the Company to participate in any proceedings relating to such claim;

provided, however that the Company shall pay directly all costs and expenses (including legal and accounting fees, as well as other expenses and any additional interest and penalties) incurred in connection with an IRS levy or contest.

          4.9 Special Benefits Under Benefit Equalization Plan After a Change in Control. If after a Change in Control of the Company the Executive is terminated without Cause or resigns with or without Good Reason, and the Executive was covered by the Company's benefit equalization plan at the time of the Change in Control, then the Executive's benefits under such plan shall be calculated as if the Executive had continued his employment with the Company to the end of the term of this Agreement and had received after termination or resignation annual compensation equal to the highest compensation received while employed under this Agreement.

                                 ARTICLE V.
                               MISCELLANEOUS
                               -------------

          5.1 Severance Compensation and Benefits Not in Derogation of Other Benefits. Anything to the contrary herein contained notwithstanding, the payment or obligation to pay any monies, or granting of any benefits, rights or privileges to Executive as provided in this Agreement shall not be in lieu or derogation of the rights and privileges that Executive now has or will have under any plans or programs of the Company specified in Sections 2.3 through 2.5 inclusive, except that the Executive shall not be entitled to the benefits of any other plan or program of the Company expressly providing for severance or termination pay. This Agreement shall supersede the Executive Employment Agreement Upon Change of Control, between the Company and the Executive, dated on or about September 10, 1986, except that if that agreement contains a benefit supplemental to the benefits contained herein, such supplemental benefit shall continue.

          5.2 Indemnification By Company For Executive's Expenses. The Company shall pay all expenses incurred by the Executive in connection with any claim by the Executive against the Company hereunder, including but not limited to attorneys' and accountants' fees in addition to other expenses incurred by the Executive. Such expenses shall be payable monthly upon demand by the Executive. A court of competent jurisdiction shall be empowered to deny payment to the Executive of such expenses, including attorneys' and accountants' fees, only if it determines that the Executive instituted a lawsuit or proceeding hereunder in bad faith or without reasonable cause.

          5.3  Non-Disclosure of Confidential Information and Non-Compete.
          (a) Non-Disclosure of Confidential Information. Except in the course of the employment of the Executive by the Company, and in the pursuit of the business of the Company or any of its subsidiaries or affiliates, the Executive shall not, at any time during or following the term of this Agreement, disclose or use, any confidential information or proprietary data of the Company or any of its subsidiaries or affiliates. The Executive agrees that all information concerning the identity of the customers of the and the relations of the Company to its customers is confidential information, unless such information is otherwise publicly known.

          (b) Non-Competition. The Executive agrees that during the shorter of (i) the term of this Agreement or (ii) a period of two (2) years after the termination of the Executive's employment with the Company, the Executive will not, directly or indirectly, as shareholder, employee, director, officer, principal or agent, or in any other capacity, own, manage, operate, consult with or be employed by any insured depository institution which transacts business in the State of New Jersey if the Executive maintains an office from which the Executive acts on behalf of such institution within 50 miles of the principal office of the Executive during the term of this Agreement; provided, however, that this provision shall not prohibit the Executive from owning bonds, preferred stock or up to five percent (5%) of the outstanding common shares of any insured depository institution or its parent holding company if the shares of the parent holding company or of the institution are publicly traded.

          (c)  Specific Performance.  Executive agrees that the
Company does not have an adequate remedy at law for the breach of this
Section 5.3 and agrees that the Executive shall be subject to injunctive relief and equitable remedies as a result of a breach of any provision of this Section 5.3. The invalidity or unenforceability of any provision of this Section 5.3 (or this Agreement) shall not affect the force and effect of the remaining valid portions. Except as expressly provided in this Agreement, no breach by the Executive of the provisions of this Section 5.3 shall entitle the Company to withhold any benefits payable to the Executive hereunder.

          5.4 Payroll and Withholding Taxes. All payments to be made or benefits to be provided hereunder by the Company shall be subject to reduction by the applicable federal payroll or withholding taxes.

          5.5 Changes. This Agreement may not be modified, changed, amended, or altered except in a writing signed by the Executive and by an officer of the Company duly authorized by the Board of Directors of the Bank or the executive committee of the Bank.

          5.6 Notices. All notices given or required to be given herein shall be in writing or sent by United States first-class certified or registered mail, postage prepaid, to the Executive at the last-known address for the Executive (or to the personal representative of the Executive upon his death), and to the Company at the principal executive office for UCB (or any successor thereto), to the attention of the Chairman of the Board. All such notices shall be effective when deposited in the mail in the manner specified in this Section 5.6. Either party by a notice in writing to the other party may change or designate the place for receipt of such notices.

          5.7 Rights Absolute. No course of conduct between the Company and the Executive and no delay or omission by the Company or the Executive to exercise any right or power given under this Agreement shall: (i) impair the subsequent exercise of any right or power or (ii) be construed to be a waiver of any default or to be an acquiescence in or consent to the curing of any default while any other default shall continue to exist, or be construed to be a waiver of such continuing default or of any other right or power that shall theretofore have arisen; and every power and remedy granted by law and by this Agreement to any party hereto may be exercised from time to time and as often as may be deemed expedient. All such rights and powers shall be cumulative to the fullest extent permitted by law.

          5.8 Successors. This Agreement shall inure to the benefit of and be binding upon (i) the Executive and, to the extent applicable, his heirs, assigns, executors, and personal representatives and (ii) the Company, its successors and assigns, including, without limitation, any person, partnership, or corporation which may acquire all or substantially all of the assets and business of the Company, or with or into which the Company may be consolidated or merged, and this provision shall apply in the event of any subsequent merger, consolidation, or transfer.

          5.9 Non-Assignability. This Agreement is personal to each of the parties and none of the parties may assign or delegate any of its rights or obligations under this Agreement without the prior written consent of the other party.

          5.10 Method of Payments to Executive. Unless specified to the contrary, all payments shall be made by domestic cashier's or treasurer's check, certified check or wire transfer.

          5.11 Governing Law. This Agreement shall be governed in all respects and be interpreted by and under the laws of the State of New Jersey.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the 13th day of April, 1995.

ATTEST:                            UNITED COUNTIES BANCORPORATION

   /s/ ALICE R. CADBY                  /s/ EUGENE H. BAUER
By:-----------------------         By:-----------------------------
    Secretary                          Chairman of the Board

ATTEST:                            UNITED COUNTIES TRUST COMPANY


   /s/ ALICE R. CADBY                  /s/ EUGENE H. BAUER
By:-----------------------         By:-----------------------------
    Secretary                          Chairman of the Board

WITNESS:

/s/ MARGARET POLICASTRO             /s/ NICHOLAS A. FRUNGILLO, JR.
--------------------------         --------------------------------
                                              [Executive]

                                 SCHEDULE 1
                          To Employment Agreement
                       dated as of September 9, 1993
                          Between the Company and
                      the Executive (the "Agreement")

          Capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement. This Schedule 1 is incorporated by reference to the Agreement and made a part of the Agreement.

          1.   Name of Executive: Nicholas A. Frungillo, Jr.
                                 ----------------------------------

               Address of Record: 1571 Rising Way
                                 ----------------------------------
                                  Mountainside, New Jersey 07092
                                 ----------------------------------

          2.   Termination Date of Agreement (Section 1.2):

                 December 31, 2001.

          3.   Position (Section 1.3)

                    Position with UCB:	Treasurer and Assistant Secretary
                                       -----------------------------
				       	(Chief Financial Officer or, in the
                                        alternate, Senior Financial Officer)
                                       -----------------------------

                    Position with Bank:	Senior Vice President, Treasurer, and
                                       -----------------------------
                                        Chief Financial Officer (or, in the
                                        alternate, Senior Financial Officer)
				       ----------------------------

          4.   Base Salary (Section 2.1): $ 82,925.00
                                           ------------------------
                                                  per year

          5.   Specific Fringe Benefits (Section 2.8):

               a. Automobile per policy
                 --------------------------------------------------
               b. Private office
                 --------------------------------------------------
               c. 4 Weeks Vacation
                 --------------------------------------------------
               d.
                 --------------------------------------------------
               e.
                 --------------------------------------------------

          6. Distance (measured by a straight line between the two points) which Executive can be moved from the facility to which he was assigned prior to a Change in Control of the Company [Section 4.3(a)(B)]: twenty (20) miles.
-----------------

          Agreed to as part of the Agreement on the 13th day of April, 1995.

ATTEST:                            UNITED COUNTIES BANCORPORATION

   /s/ ALICE R. CADBY                  /s/ EUGENE H. BAUER
By:-----------------------         By:-----------------------------
    Secretary                          Chairman of the Board

ATTEST:                            UNITED COUNTIES TRUST COMPANY


   /s/ ALICE R. CADBY                  /s/ EUGENE H. BAUER
By:-----------------------         By:-----------------------------
    Secretary                          Chairman of the Board

WITNESS:

/s/ MARGARET POLICASTRO             /s/ NICHOLAS A. FRUNGILLO, JR.
--------------------------         --------------------------------
                                              Executive